UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2007

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On April 20, 2007, Washington Gas Light Company (Washington Gas), a wholly owned subsidiary of WGL Holdings, Inc., filed an application with the Public Service Commission of Maryland (PSC of MD) requesting to increase its annual delivery-service net revenues (after related revenue taxes) in Maryland by $33.8 million. The application seeks an overall rate of return of 8.88 percent and a return on common equity of 11.00 percent. This compares to the current overall rate of return of 8.61 percent and return on common equity of 10.75 percent as authorized by the PSC of MD in its Final Order issued to Washington Gas on October 31, 2003. The filing proposes an equity ratio of 56.02% for the capital structure associated with the Maryland operations. The level of the revenue requested also includes a $3.2 million reduction resulting from new depreciation rates. A request to implement these new depreciation rates has been filed by Washington Gas with the PSC of MD in a separate proceeding and it is expected that the new depreciation rates would be put into place commensurate with a final decision on this application.
Included in this rate application is a request for the recovery of Washington Gas’ investment in replacement plant associated with the Prince George’s County Rehabilitation Project as well as a request for the recovery of the cost allocable to Maryland customers for Washington Gas’ investment in three hexane injection facilities. These expenditures reflect investments made to: (i) address an unusually high rate of natural gas leaks that occurred following the introduction of gas from the Dominion Cove Point liquefied natural gas terminal and (ii) to prevent additional leaks from occurring after the terminal is expanded in 2008. Washington Gas has requested recovery of all expenditures related to these items incurred up to the date the new rates are effective.
Washington Gas is also seeking approval in this application for the implementation of a Performance-Based Rate (PBR) plan. The key features of the proposed PBR plan are: (i) a three-year base rate freeze; (ii) service quality measures to determine Washington Gas’ progress in maintaining a safe and reliable natural gas distribution system while striving to control operating costs and (iii) an earnings sharing mechanism that would enable Washington Gas to share with both its Maryland customers and shareholders earnings in excess of a threshold return on equity defined as 50 basis points above the return on equity approved in this rate case proceeding.
Washington Gas proposes the new rates and the PBR plan be implemented in November 2007.
A copy of Washington Gas’ news release announcing the rate application filing is attached as an Exhibit 99.1 to this report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
     99.1      News Release issued April 20, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: April 24, 2007	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller
(Principal Accounting Officer)